Exhibit 99.1

Company IR Contact:	IR Agency Contact:	Media Contact:
Pacific Ethanol, Inc.	Kirsten Chapman	Paul Koehler
916-403-2755	LHA	Pacific Ethanol, Inc.
Investorrelations@pacificethanol.com	415-433-3777	916-403-2790
paulk@pacificethanol.com

Pacific Ethanol Reports Fourth Quarter and Full-Year 2018 Results

Sacramento, CA, March 12, 2019– Pacific Ethanol, Inc. (NASDAQ: PEIX), a leading producer and marketer of low-carbon renewable fuels and high-quality alcohol products in the United States, reported its financial results for the three and twelve months ended December 31, 2018.

Neil Koehler, Pacific Ethanol’s president and CEO, stated: “We remain confident that the long-term demand for ethanol, both domestically and internationally, will continue to grow, and that market conditions will improve. Focused on delivering long-term sustainable growth and profitability for our investors, we have built a broad and diversified footprint through organic growth and acquisitions.

“Our financial results in the fourth quarter were negatively impacted by market conditions, regulatory uncertainty and trade disputes, which compressed production margins to record lows. Margins have improved in the first quarter but have further to go to restore profitability. In light of this and the fact that the intrinsic value of Pacific Ethanol’s platform is not fully recognized by our public equity valuation, we have initiated a strategic realignment of our business to improve liquidity and reduce our debt.

“Our vision remains to be a leading producer and marketer of low carbon renewable fuels and high-value feed and alcohol products. We have great assets and a strong team to fulfill this vision,” concluded Koehler.

Financial Results for the Three Months Ended December 31, 2018 Compared to 2017

●	Net sales were $334.4 million, compared to $395.3 million.

●	Total gallons sold of 209.4 million, compared to 240.0 million.

●	Total production gallons sold of 131.1 million, compared to 150.4 million.

●	Cost of goods sold was $355.4 million, compared to $397.3 million.

●	Gross loss was $21.0 million, compared to $2.0 million.

●	Selling, general and administrative expenses were $9.2 million, compared to $8.6 million.

●	Operating loss was $30.2 million, compared to $10.6 million.

●	Loss available to common stockholders was $32.3 million, or $0.74 per share, compared to $13.6 million, or $0.32 per share.

●	Adjusted EBITDA was negative $18.0 million compared to $0.3 million.

●	Cash and cash equivalents were $26.6 million at December 31, 2018, compared to $49.5 million at December 31, 2017.

Financial Results for the Twelve Months Ended December 31, 2018 Compared to 2017

●	Net sales were $1,515.4 million, compared to $1,632.3 million.

●	Cost of goods sold was $1,530.5 million, compared to $1,626.3 million.

●	Gross loss was $15.2 million, compared to a gross profit of $5.9 million.

●	Selling, general and administrative expenses were $36.4 million, compared to $31.5 million.

●	Operating loss was $51.5 million, compared to $25.6 million.

●	Loss available to common stockholders was $61.5 million, or $1.42 per share, compared to $36.2 million, or $0.85 per share.

●	Adjusted EBITDA was negative $5.1 million, compared to a positive adjusted EBITDA of $13.6 million.

Fourth Quarter 2018 Results Conference Call

Management will host a conference call at 8:00 a.m. Pacific Time/11:00 a.m. Eastern Time on March 13, 2019. CEO Neil Koehler and CFO Bryon McGregor will deliver prepared remarks followed by a question and answer session.

The webcast for the call can be accessed from Pacific Ethanol’s website at www.pacificethanol.com. Alternatively, you may dial the following number up to ten minutes prior to the scheduled conference call time: (877) 847-6066. International callers should dial 00-1 (970) 315-0267. The pass code will be 4839123. If you are unable to participate on the live call, the webcast will be archived for replay on Pacific Ethanol’s website for one year. In addition, a telephonic replay will be available at 2:00 p.m. Eastern Time on Wednesday, March 13, 2019, through 11:00 a.m. Eastern Time on Wednesday, March 20, 2019. To access the replay, please dial (855) 859-2056. International callers should dial 00-1-(404) 537-3406. The pass code will be 4839123.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles (“GAAP”) are useful measures of operations. The company defines Adjusted EBITDA as unaudited net income (loss) attributed to Pacific Ethanol before interest expense, provision (benefit) for income taxes, asset impairments, purchase accounting adjustments, fair value adjustments, and depreciation and amortization expense. A table is provided at the end of this release that provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure. Management provides this non-GAAP measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company’s performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and you should not consider this measure in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

About Pacific Ethanol, Inc.

Pacific Ethanol, Inc. (PEIX) is a leading producer and marketer of low-carbon renewable fuels and high-quality alcohol products in the United States. Pacific Ethanol owns and operates nine production facilities, four in the Western states of California, Oregon and Idaho, and five in the Midwestern states of Illinois and Nebraska. The plants have a combined production capacity of 605 million gallons per year, produce over one million tons per year of ethanol co-products – on a dry matter basis – such as wet and dry distillers grains, wet and dry corn gluten feed, condensed distillers solubles, corn gluten meal, corn germ, corn oil, distillers yeast and CO2. Pacific Ethanol markets and distributes fuel-grade ethanol, high-quality alcohol products and co-products domestically and internationally. Pacific Ethanol’s subsidiary, Kinergy Marketing LLC, markets all ethanol and alcohol products for Pacific Ethanol’s plants as well as for third parties, approaching one billion gallons of ethanol marketed annually based on historical volumes. Pacific Ethanol’s subsidiary, Pacific Ag. Products LLC, markets wet and dry distillers grains. For more information please visit www.pacificethanol.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include Pacific Ethanol’s estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Pacific Ethanol’s current perspective of existing trends and information as of the date of the communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements concerning future market fundamentals and conditions, including the supply of and domestic and international demand for ethanol and co-products; future margins; and Pacific Ethanol’s plans, objectives, expectations and intentions. It is important to note that Pacific Ethanol’s plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Pacific Ethanol’s current expectations depending upon a number of factors affecting Pacific Ethanol’s business. These factors include, among others, adverse economic and market conditions, including for ethanol and its co-products and high-quality alcohols; export conditions and international demand for ethanol and co-products; fluctuations in the price of and demand for oil and gasoline; raw material costs, including ethanol production input costs, such as corn and natural gas. These factors also include, among others, the inherent uncertainty associated with financial and other projections; the anticipated size of the markets and continued demand for Pacific Ethanol’s products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the ethanol production and marketing industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Pacific Ethanol’s facilities, products and/or businesses; changes in laws, regulations and governmental policies; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Pacific Ethanol’s filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Pacific Ethanol’s Form 10-Q filed with the Securities and Exchange Commission on November 2, 2018.

PACIFIC ETHANOL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017

Net sales	$334,415	$395,271	$1,515,371	$1,632,255
Cost of goods sold	355,436	397,285	1,530,535	1,626,324
Gross profit (loss)	(21,021)	(2,014)	(15,164)	5,931
Selling, general and administrative expenses	9,190	8,584	36,373	31,516
Loss from operations	(30,211)	(10,598)	(51,537)	(25,585)
Fair value adjustments	—	—	—	473
Interest expense, net	(4,257)	(3,781)	(17,132)	(12,938)
Other income (expense), net	(62)	(52)	171	(345)
Loss before provision (benefit) for income taxes	(34,530)	(14,431)	(68,498)	(38,395)
Provision (benefit) for income taxes	1	(321)	(562)	(321)
Consolidated net loss	(34,531)	(14,110)	(67,936)	(38,074)
Net loss attributed to noncontrolling interests	2,521	825	7,663	3,110
Net loss attributed to Pacific Ethanol, Inc.	$(32,010)	$(13,285)	$(60,273)	$(34,964)
Preferred stock dividends	$(319)	$(319)	$(1,265)	$(1,265)
Loss available to common stockholders	$(32,329)	$(13,604)	$(61,538)	$(36,229)
Net loss per share, basic and diluted	$(0.74)	$(0.32)	$(1.42)	$(0.85)
Weighted-average shares outstanding, basic and diluted	43,969	42,911	43,376	42,745

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	December 31,
	2018	2017
ASSETS
Current Assets:
Cash and cash equivalents	$26,627	$49,489
Accounts receivable, net	67,636	80,344
Inventories	57,820	61,550
Prepaid inventory	3,090	3,281
Income tax receivables	612	743
Derivative assets	1,765	998
Other current assets	11,254	6,841
Total current assets	168,804	203,246
Property and equipment, net	482,657	508,352
Other Assets:
Intangible assets	2,678	2,678
Other assets	5,842	6,020
Total other assets	8,520	8,698
Total Assets	$659,981	$720,296

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

	December 31,
	2018	2017
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable – trade	$48,176	$39,738
Accrued liabilities	23,421	21,673
Current portion – capital leases	45	592
Current portion – long-term debt	146,671	20,000
Derivative liabilities	6,309	2,307
Other current liabilities	7,237	6,396
Total current liabilities	231,859	90,706

Long-term debt, net of current portion	84,767	221,091
Capital leases, net of current portion	78	123
Other liabilities	23,912	24,676
Total Liabilities	340,616	336,596

Stockholders’ Equity:

Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: 0 shares issued and outstanding as of December 31, 2018 and 2017 Series B: 927 shares issued and outstanding as of December 31, 2018 and 2017	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 45,771 and 43,985 shares issued and outstanding as of December 31, 2018 and 2017, respectively	46	44
Non-voting common stock, $0.001 par value; 3,553 shares authorized; 1 share issued and outstanding as of December 31, 2018 and 2017	—	—
Additional paid-in capital	932,179	927,090
Accumulated other comprehensive loss	(2,459)	(2,234)
Accumulated deficit	(630,000)	(568,462)
Total Pacific Ethanol, Inc. Stockholders’ Equity	299,767	356,439
Noncontrolling interests	19,598	27,261
Total Stockholders’ Equity	319,365	383,700
Total Liabilities and Stockholders’ Equity	$659,981	$720,296

Reconciliation of Adjusted EBITDA to Net Loss

	Three Months Ended December 31,		Years Ended December 31,
(in thousands) (unaudited)	2018	2017	2018	2017
Net loss attributed to Pacific Ethanol	$(32,010)	$(13,285)	$(60,273)	$(34,964)
Adjustments:
Interest expense*	4,255	3,675	16,898	12,738
Provision (benefit) for income taxes	1	(321)	(562)	(321)
Fair value adjustments	—	—	—	(473)
Depreciation and amortization expense*	9,706	9,658	38,806	36,632
Total adjustments	13,962	13,012	55,142	48,576
Adjusted EBITDA	$(18,048)	$(273)	$(5,131)	$13,612

* Adjusted for noncontrolling interests.

Commodity Price Performance

	Three Months Ended December 31,		Years Ended December 31,
(unaudited)	2018	2017	2018	2017
Production gallons sold (in millions)	131.1	150.4	556.2	527.2
Third party gallons sold (in millions)	78.3	89.6	326.8	424.8
Total gallons sold (in millions)	209.4	240.0	883.0	952.0

Production capacity utilization	85%	96%	92%	99%

Average ethanol sales price per gallon	$1.45	$1.52	$1.57	$1.62
Average CBOT ethanol price per gallon	$1.26	$1.38	$1.37	$1.50

Corn cost – CBOT equivalent	$3.63	$3.47	$3.66	$3.62
Average basis	$0.22	$0.15	$0.25	$0.20
Delivered cost of corn	$3.85	$3.62	$3.91	$3.82

Total co-product tons sold (in thousands)	731.0	785.3	3,096.2	3,008.5
Co-product return % (1)	37.8%	35.5%	36.5%	34.5%

 (1) Co-product revenue as a percentage of delivered cost of corn.

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